EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                (Amounts in thousands, except per-share amounts)


                                                                   Three Months Ended              Six Months Ended
                                                                              June 30                       June 30
                                                            -------------------------     -------------------------
                                                                  2003           2002           2003           2002
-------------------------------------------------------     ----------     ----------     ----------     ----------
BASIC EARNINGS PER SHARE
Income after taxes                                          $  373,833     $  241,388     $  767,438     $  364,043
Effect of repurchase of Trust Preferred Securities                  (1)           (21)           (19)           (53)
                                                            ----------     ----------     ----------     ----------
Income from continuing operations                              373,832        241,367        767,419        363,990
Discontinued operations, net                                        --           (928)            --         (3,928)
Cumulative effect of changes in
    accounting principles, net                                      --             --        (68,430)       (94,973)
                                                            ----------     ----------     ----------     ----------

Earnings applicable to common stock                         $  373,832     $  240,439     $  698,989     $  265,089
                                                            ==========     ==========     ==========     ==========

Basic shares
    Weighted average common shares outstanding                 381,343        375,792        379,876        375,129
    Issued, unvested restricted stock                             (167)          (319)          (167)          (319)
    Vested, unissued restricted stock                              197             --            197             --
    Deferred shares                                              1,191            315            972            268
                                                            ----------     ----------     ----------     ----------
      Basic shares outstanding                                 382,564        375,788        380,878        375,078
                                                            ==========     ==========     ==========     ==========

Basic earnings per share
    Income from continuing operations                       $     0.98     $     0.64     $     2.02     $     0.97
    Discontinued operations, net                                    --             --             --          (0.01)
    Cumulative effect of changes in
      accounting principles, net                                    --             --          (0.18)         (0.25)
                                                            ----------     ----------     ----------     ----------
         Basic earnings per common share                    $     0.98     $     0.64     $     1.84     $     0.71
                                                            ==========     ==========     ==========     ==========

DILUTED EARNINGS PER SHARE
Earnings applicable to common stock                         $  373,832     $  240,439     $  698,989     $  265,089
                                                            ==========     ==========     ==========     ==========

Diluted shares
    Basic shares outstanding                                   382,564        375,788        380,878        375,078
    Dilutive effect of exercise of options outstanding           3,274          3,021          3,176          2,576
    Issued, unvested restricted stock                              167            319            167            319
    Deferred, restricted stock                                     726             --            726             --
                                                            ----------     ----------     ----------     ----------
      Diluted shares                                           386,731        379,128        384,947        377,973
                                                            ==========     ==========     ==========     ==========

Diluted earnings per share
    Income from continuing operations                       $     0.97     $     0.63     $     1.99     $     0.96
    Discontinued operations, net                                    --             --             --          (0.01)
    Cumulative effect of changes in
      accounting principles, net                                    --             --          (0.18)         (0.25)
                                                            ----------     ----------     ----------     ----------

      Diluted earnings per common share                     $     0.97     $     0.63     $     1.81     $     0.70
=======================================================     ==========     ==========     ==========     ==========

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                (Amounts in thousands, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                              Three Months Ended                                  Six Months Ended
                                                                         June 30                                           June 30
                                   ---------------------------------------------     ---------------------------------------------
                                                   2003                     2002                     2003                     2002
                                   --------------------     --------------------     --------------------     --------------------
STOCK OPTIONS
    Number of shares                               None                        6                     None                       21
    Price range per share                                                 29.438                                   29.062 - 29.438
    Expiration range                                                    12/01/07                               12/01/07 - 04/29/08
------------------------------     --------------------     --------------------     --------------------     --------------------